PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
ANNUAL REPORT

INDEPENDENT AUDITORS’ REPORT

The Board of Directors and Shareholders
Permanent Portfolio Family of Funds, Inc.

We have audited the accompanying statements of assets and liabilities, including the schedules of investments, of Permanent Portfolio Family of Funds, Inc. (comprising, respectively, the Permanent Portfolio, the Treasury Bill Portfolio, the Versatile Bond Portfolio and the Aggressive Growth Portfolio), as of January 31, 2001, and the related statements of operations for the year then ended, and the changes in net assets and the financial highlights for each of the two years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. All periods indicated in the accompanying financial highlights ending prior to February 1, 1999, were audited by other auditors whose report dated March 12, 1999, expressed an unqualified opinion on this information and whose report contained an explanatory paragraph that stated that the Securities and Exchange Commission is involved in public administrative and cease-and-desist proceedings against the Fund’s investment adviser and one (formerly two) of the Fund’s directors and officers.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of January 31, 2001, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective Portfolios constituting Permanent Portfolio Family of Funds, Inc. as of January 31, 2001, the results of their operations for the year then ended, and the changes in their net assets and their financial highlights for each of the two years in the period then ended, in conformity with generally accepted accounting principles.

As discussed in Note 8 to the financial statements, the Securities and Exchange Commission is involved in public administrative and cease-and-desist proceedings against the Fund’s investment adviser and one (formerly two) of the Fund’s directors and officers.

Tait, Weller & Baker

Philadelphia, Pennsylvania
March 2, 2001

PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
STATEMENTS OF ASSETS AND LIABILITIES
January 31, 2001

                      ASSETS AND LIABILITIES
                                                                                     Treasury       Versatile     Aggressive
                                                                      Permanent        Bill           Bond          Growth
                                                                      Portfolio      Portfolio      Portfolio      Portfolio
                                                                     -----------    -----------    -----------    -----------

ASSETS
Investments at market value (Notes 1, 2, 5 & 6):
  Investments other than securities:
    Gold assets ...................................................  $10,029,122    $        --    $        --    $        --
    Silver assets .................................................    2,794,136             --             --             --
                                                                     -----------    -----------    -----------    -----------
                                                                      12,823,258             --             --             --
  Swiss franc bonds ...............................................    5,253,803             --             --             --
  Stocks of United States and foreign real estate and
    natural resource companies ....................................    8,630,930             --             --             --
  Aggressive growth stock investments .............................    8,869,140             --             --     25,583,099
  Corporate bonds .................................................           --             --     20,196,135             --
  United States Treasury securities ...............................   17,683,956     74,805,086             --        200,000
                                                                     -----------    ------------   -----------    -----------
    Total investments (identified  cost $49,927,424;
      $74,766,483; $20,065,533 and $8,487,897, respectively)          53,261,087     74,805,086     20,196,135     25,783,099

Cash ..............................................................       44,264         31,724             --         21,252
Accounts receivable for shares of the portfolio sold ..............       21,255            628             --            100
Accounts receivable for investments sold ..........................      436,007             --             --             --
Accrued interest, dividends and foreign taxes receivable ..........      551,754      1,067,852        435,648          6,458
                                                                     -----------    -----------    -----------    -----------

    Total assets                                                      54,314,367     75,905,290     20,631,783     25,810,909

LIABILITIES
Bank overdraft ....................................................           --             --        207,095             --
Accounts payable for shares of the portfolio redeemed .............       16,740         73,480            500          1,748
Accounts payable for investments purchased ........................      412,500             --             --        173,955
Accrued investment advisory fee ...................................       50,982         40,938         12,372         23,374
Accrued directors' and officers' fees and expenses ................       19,762         26,903          5,052          9,601
Accrued excise tax ................................................       22,548        124,047         13,001          1,233
                                                                     -----------    -----------    -----------    -----------
    Total liabilities                                                    522,532        265,368        238,020        209,911
                                                                     -----------    -----------    -----------    -----------
    Net assets applicable to outstanding shares                      $53,791,835    $75,639,922    $20,393,763    $25,600,998
                                                                     ===========    ===========    ===========    ===========
                      NET ASSETS

Capital stock - par value $.001 per share:
  Authorized - 100,000,000; 100,000,000; 10,000,000
               and 25,000,000 shares, respectively
  Outstanding - 2,940,688; 1,097,251; 341,768 and
                305,653 shares, respectively ......................  $     2,941    $     1,097    $       342    $       306

Paid-in capital ...................................................   42,811,454     75,439,224     20,108,449      8,406,045
                                                                     -----------    -----------    -----------    -----------
                                                                      42,814,395     75,440,321     20,108,791      8,406,351
Undistributed net investment income (loss)(Note 1) ................    7,248,047        314,456        350,360       (195,813)
Accumulated net realized gain (loss) on investments ...............      424,020       (153,458)      (195,990)        95,258
Accumulated net realized loss on foreign currency
  transactions ....................................................         (810)            --             --             --
Net unrealized appreciation of investments ........................    3,333,663         38,603        130,602     17,295,202
Net unrealized depreciation on translation of assets
  and liabilities in foreign currencies ...........................      (27,480)            --             --             --
                                                                     -----------    -----------    -----------    -----------
    Net assets applicable to outstanding shares                      $53,791,835    $75,639,922    $20,393,763    $25,600,998
                                                                     ===========    ===========    ===========    ===========
    Net asset value per share                                          $18.29         $68.94         $59.67         $83.76
                                                                       ======         ======         ======         ======

See accompanying notes.

PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
STATEMENTS OF OPERATIONS
Year ended January 31, 2001

                                                                                     Treasury        Versatile     Aggressive
                                                                      Permanent        Bill            Bond          Growth
                                                                      Portfolio      Portfolio       Portfolio     Portfolio
                                                                     -----------    -----------    -----------    -----------

Investment income (Note 1):
  Interest ........................................................  $ 1,807,266    $ 4,718,226    $ 1,024,321    $     2,965
  Dividends .......................................................      414,169             --             --        132,124
                                                                     -----------    -----------    -----------    -----------
                                                                       2,221,435      4,718,226      1,024,321        135,089
Expenses (Notes 3 & 8):
  Investment advisory fee .........................................      629,218        906,754        196,336        277,658
  Directors' fees and expenses ....................................       67,101         92,304         19,917         23,272
  Officers' salary expense ........................................       56,417         82,163         17,723         25,116
  Excise tax ......................................................       22,548        124,047         13,001          1,233
  Regulatory expense ..............................................        8,011          7,209             --            801
                                                                     -----------    -----------    -----------    -----------
  Total expenses                                                         783,295      1,212,477        246,977        328,080
  Less waiver of investment advisory fee ..........................           --        401,704         66,064             --
                                                                     -----------    -----------    -----------    -----------
    Net expenses                                                         783,295        810,773        180,913        328,080
                                                                     -----------    -----------    -----------    -----------

Net investment income (loss) before foreign income taxes deducted
  at source                                                            1,438,140      3,907,453        843,408       (192,991)

Less foreign income taxes deducted at source, net of refundable
  taxes ...........................................................        1,755             --             --             --
                                                                     -----------    -----------    -----------    -----------
Net investment income (loss)                                           1,436,385      3,907,453        843,408       (192,991)
                                                                     -----------    -----------    -----------    -----------
Realized and unrealized gain on investments
  and foreign currency (Notes 1, 2, 5 & 6):
Net realized gain (loss) on:
  Investments in unaffiliated issuers .............................      975,209         18,534        (12,906)        95,849
  Investments other than securities ...............................     (469,511)            --             --             --
  Foreign currency transactions ...................................         (810)            --             --             --
                                                                     -----------    -----------    -----------    -----------
                                                                         504,888         18,534        (12,906)        95,849

Change in unrealized appreciation (depreciation) of:
  Investments .....................................................    2,727,338         67,752        281,104      2,351,057
  Translation of assets and liabilities in foreign currencies .....       12,911             --             --             --
                                                                     -----------    -----------    -----------    -----------

Net realized and unrealized gain on investments
  and foreign currency                                                 3,245,137         86,286        268,198      2,446,906
Net increase in net assets resulting                                 -----------    -----------    -----------    -----------
  from operations                                                    $ 4,681,522    $ 3,993,739    $ 1,111,606    $ 2,253,915
                                                                     ===========    ===========    ===========    ===========

See accompanying notes.

PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
STATEMENTS OF CHANGES IN NET ASSETS

                                                                           Permanent Portfolio           Treasury Bill Portfolio
                                                                       ----------------------------    ---------------------------
                                                                        Year ended      Year ended      Year ended     Year ended
                                                                        January 31,     January 31,     January 31,    January 31,
                                                                           2001            2000            2001           2000
                                                                       ------------    ------------    ------------   ------------

Operations:
  Net investment income .............................................  $  1,436,385    $  1,467,209    $  3,907,453   $  3,247,205
  Net realized gain (loss) on investments ...........................       505,698       1,460,678          18,534         (3,573)
  Net realized loss on foreign currency transactions ................          (810)       (268,067)             --             --
  Change in unrealized appreciation (depreciation) of investments ...     2,727,338      (3,335,857)         67,752        (34,067)
  Change in unrealized appreciation (depreciation) on translation
    of assets and liabilities in foreign currencies .................        12,911         (37,472)             --             --
                                                                       ------------    ------------    ------------   ------------
Net increase (decrease) in net assets resulting from operations           4,681,522        (713,509)      3,993,739      3,209,565

Equalization on shares issued and redeemed: .........................      (781,982)       (732,742)       (366,013)      (455,251)

Distributions to shareholders from:
  Net investment income .............................................      (462,916)       (924,178)     (2,463,021)    (2,832,534)
  Net realized gain on investments ..................................    (1,504,457)     (2,454,747)             --             --

Capital stock transactions exclusive of amounts allocated to
  undistributed net investment income (Note 7): .....................    (4,912,990)     (5,256,951)     (6,584,148)   (11,957,645)
                                                                       ------------    ------------    ------------   ------------
Net decrease in net assets                                               (2,980,823)    (10,082,127)     (5,419,443)   (12,035,865)

Net assets at beginning of year                                          56,772,658      66,854,785      81,059,365     93,095,230
                                                                       ------------    ------------    ------------   ------------
Net assets at end of year (including undistributed net
  investment income of $7,248,047 and $7,437,661; $314,456
  and $6,209, respectively)                                            $ 53,791,835    $ 56,772,658    $ 75,639,922   $ 81,059,365
                                                                       ============    ============    ============   ============

Continued on following page.

PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
STATEMENTS OF CHANGES IN NET ASSETS
(continued from previous page)

                                                                         Versatile Bond Portfolio     Aggressive Growth Portfolio
                                                                       ----------------------------   ----------------------------
                                                                        Year ended      Year ended      Year ended     Year ended
                                                                        January 31,     January 31,     January 31,    January 31,
                                                                           2001            2000            2001           2000
                                                                       ------------    ------------    ------------   ------------

Operations:
  Net investment income (loss) ......................................  $    843,408    $    852,941    $   (192,991)  $   (229,379)
  Net realized gain (loss) on investments ...........................       (12,906)        (43,072)         95,849      2,116,581
  Net realized loss on foreign currency transactions ................            --              --              --             --
  Change in unrealized appreciation (depreciation) of investments ...       281,104        (184,947)      2,351,057      2,385,745
  Change in unrealized appreciation (depreciation) on translation
    of assets and liabilities in foreign currencies .................            --              --              --             --
                                                                       ------------    ------------    ------------   ------------
Net increase in net assets resulting from operations                      1,111,606         624,922       2,253,915      4,272,947

Equalization on shares issued and redeemed: .........................      (258,724)       (702,166)             --             --

Distributions to shareholders from:
  Net investment income .............................................      (417,857)       (481,767)             --             --
  Net realized gain on investments ..................................            --              --      (2,060,315)            --

Capital stock transactions exclusive of amounts allocated to
  undistributed net investment income (Note 7): .....................     1,894,129      (5,753,747)      1,469,893     (2,099,687)
                                                                       ------------    ------------    ------------   ------------
Net increase (decrease) in net assets                                     2,329,154      (6,312,758)      1,663,493      2,173,260

Net assets at beginning of year                                          18,064,609      24,377,367      23,937,505     21,764,245
                                                                       ------------    ------------    ------------   ------------
Net assets at end of year (including undistributed net
  investment income (loss) of $350,360 and $615,981;
  $(195,813) and $(200,014), respectively)                             $ 20,393,763    $ 18,064,609    $ 25,600,998   $ 23,937,505
                                                                       ============    ============    ============   ============

See accompanying notes.

PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
THE PERMANENT PORTFOLIO
SCHEDULE OF INVESTMENTS
January 31, 2001

     Quantity                                                                                          Market Value
  ---------------                                                                                      ------------
                     GOLD ASSETS - 18.64% of Total Net Assets
  11,613 Troy Oz.     Gold bullion (a) ..........................................................      $  3,084,333

  25,383 Coins        One-ounce gold coins (a) ..................................................         6,944,789
                                                                                                       ------------

                        Total Gold Assets (Cost $12,842,712)                                           $ 10,029,122
                                                                                                       ------------

                     SILVER ASSETS - 5.19% of Total Net Assets
 321,246 Troy Oz.     Silver bullion (a) ........................................................      $  1,538,766

     379 Bags         Silver coins (a) ..........................................................         1,255,370
                                                                                                       ------------

                        Total Silver Assets (Cost $2,994,572)                                          $  2,794,136
                                                                                                       ------------

Principal Amount     SWISS FRANC ASSETS - 9.77% of Total Net Assets
----------------

 CHF 3,900,000        6.500% Swiss Confederation bonds, 04-10-04 ................................      $  2,610,846
 CHF 4,000,000        5.500% Swiss Confederation bonds, 01-06-05 ................................         2,642,957
                                                                                                       ------------

                        Total Swiss Franc Assets (Cost $5,830,906)                                     $  5,253,803
                                                                                                       ------------

  Number             STOCKS OF UNITED STATES AND FOREIGN REAL ESTATE AND NATURAL
 Of Shares           RESOURCE COMPANIES - 16.05% of Total Net Assets
 ---------

                     NATURAL RESOURCES - 7.50% of Total Net Assets
  20,000              BHP, Ltd. (b) .............................................................      $    415,400
  12,000              Burlington Resources, Inc. ................................................           507,600
  10,000              Devon Energy Corporation ..................................................           548,000
  15,000              Forest Oil Corporation (a) ................................................           502,500
  25,000              Inco, Ltd.(a) .............................................................           397,250
   5,000              Phelps Dodge Corporation ..................................................           232,000
  20,000              Pogo Producing Company ....................................................           522,400
   8,000              Texaco, Inc. ..............................................................           491,200
   8,000              Weyerhaeuser Company ......................................................           420,000
                                                                                                       ------------
                                                                                                       $  4,036,350

Continued on following page.

PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
THE PERMANENT PORTFOLIO
SCHEDULE OF INVESTMENTS
January 31, 2001

  Number
 Of Shares                                                                                             Market Value
 ---------                                                                                             ------------
                    REAL ESTATE - 8.55% of Total Net Assets
  22,000             Archstone Communities Trust ................................................      $    552,200
  17,000             BRE Properties, Inc. Class A ...............................................           508,640
  20,000             Federal Realty Investment Trust ............................................           394,400
  20,000             IRT Property Company .......................................................           174,000
  18,000             MGI Properties Liquidating Trust (a)(c) ....................................             7,800
  21,000             New Plan Excel Realty Trust, Inc. ..........................................           312,900
  15,000             Pan Pacific Retail Properties, Inc. ........................................           337,200
  20,000             Pennsylvania Real Estate Investment Trust ..................................           420,000
  11,000             Texas Pacific Land Trust ...................................................           435,490
  40,000             United Dominion Realty Trust, Inc. .........................................           440,800
  29,000             Urstadt Biddle Properties, Inc. ............................................           220,400
  29,000             Urstadt Biddle Properties, Inc. Class A ....................................           232,000
  25,000             Washington Real Estate Investment Trust ....................................           558,750
                                                                                                       ------------
                                                                                                       $  4,594,580
                                                                                                       ------------
                       Total Stocks of United States and Foreign Real Estate and Natural
                       Resource Companies (Cost $4,972,905)                                            $  8,630,930
                                                                                                       ------------

                   AGGRESSIVE GROWTH STOCK INVESTMENTS - 16.49% of Total Net Assets

                   CHEMICALS - .76% of Total Net Assets
   6,000            Air Products & Chemicals, Inc. ..............................................      $    226,620
  10,000            Wellman, Inc. ...............................................................           182,000
                                                                                                       ------------
                                                                                                       $    408,620
                   COMPUTER SOFTWARE - 4.50% of Total Net Assets
   6,000            Autodesk, Inc. ..............................................................      $    221,250
       1            Symantec Corporation warrant (a)(c) .........................................         2,008,380
   2,000            VERITAS Software Corporation (a) ............................................           189,750
                                                                                                       ------------
                                                                                                       $  2,419,380

Continued on following page.

PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
THE PERMANENT PORTFOLIO
SCHEDULE OF INVESTMENTS
January 31, 2001

  Number
 Of Shares                                                                                             Market Value
 ---------                                                                                             ------------
                     DATA PROCESSING - .35% of Total Net Assets
     762              Agilent Technologies, Inc. (a) ............................................      $     41,567
   4,000              Hewlett-Packard Company ...................................................           146,960
   4,000              VelocityHSI, Inc. (a) .....................................................             1,040
                                                                                                       ------------
                                                                                                       $    189,567
                     ELECTRICAL & ELECTRONICS - .54% of Total Net Assets
   4,000              Intel Corporation .........................................................      $    148,000
   5,000              National Semiconductor Corporation (a) ....................................           143,500
                                                                                                       ------------
                                                                                                       $    291,500
                     ENTERTAINMENT & LEISURE - 1.26% of Total Net Assets
   6,000              Disney (Walt) Company .....................................................      $    182,700
  10,000              Harrah's Entertainment, Inc. (a) ..........................................           293,800
   5,000              Tribune Company ...........................................................           201,550
                                                                                                       ------------
                                                                                                       $    678,050
                     FINANCIAL SERVICES - 3.35% of Total Net Assets
   4,000              Bank of New York, Inc. ....................................................      $    218,920
   4,000              Bear Stearns Companies, Inc. ..............................................           246,800
  10,000              Greater Bay Bancorp .......................................................           369,384
   3,000              Morgan Stanley Dean Witter & Company ......................................           254,250
   6,000              Schwab (Charles) Corporation ..............................................           158,460
   3,000              State Street Corporation ..................................................           338,790
   5,000              Stilwell Financial, Inc. ..................................................           217,300
                                                                                                       ------------
                                                                                                       $  1,803,904
                     MANUFACTURING - 2.43% of Total Net Assets
   6,000              Harley-Davidson, Inc. .....................................................      $    272,340
   4,000              Illinois Tool Works, Inc. .................................................           262,000
   2,000              NACCO Industries, Inc. Class A ............................................           110,460
   8,000              NACCO Industries, Inc. Class B ............................................           441,840
   5,000              Parker-Hannifin Corporation ...............................................           219,000
                                                                                                       ------------
                                                                                                       $  1,305,640

Continued on following page.

PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
THE PERMANENT PORTFOLIO
SCHEDULE OF INVESTMENTS
January 31, 2001

   Number
  Of Shares                                                                                            Market Value
  ---------                                                                                            ------------
                    OIL & OILFIELD SERVICES - .82% of Total Net Assets
   40,000            Frontier Oil Corporation (a) ...............................................      $    268,800
   30,000            Parker Drilling Company (a) ................................................           173,100
                                                                                                       ------------
                                                                                                       $    441,900
                    PHARMACEUTICALS - .91% of Total Net Assets
    2,000            Biogen, Inc. (a) ...........................................................      $    129,000
    4,000            Genzyme Corporation (General Division) (a) .................................           346,250
      756            Genzyme Corporation Molecular Oncology (a) .................................             8,411
      850            Genzyme Corporation Biosurgery (a) .........................................             6,800
                                                                                                       ------------
                                                                                                       $    490,461
                    RETAIL - .35% of Total Net Assets
    4,000            Costco Wholesale Corporation (a) ...........................................      $    185,000
                                                                                                       ------------
                                                                                                       $    185,000
                    TRANSPORTATION - .61% of Total Net Assets
   12,000            Kansas City Southern Industries, Inc. ......................................      $    151,560
    5,000            M.S. Carriers, Inc. (a) ....................................................           177,188
                                                                                                       ------------
                                                                                                       $    328,748
                    MISCELLANEOUS - .61% of Total Net Assets
    5,000            Lockheed Martin Corporation ................................................      $    173,400
    3,000            Temple-Inland, Inc. ........................................................           152,970
                                                                                                       ------------
                                                                                                       $    326,370
                                                                                                       ------------

                       Total Aggressive Growth Stock Investments (Cost $2,220,257)                     $  8,869,140
                                                                                                       ------------

Continued on following page.

PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
THE PERMANENT PORTFOLIO
SCHEDULE OF INVESTMENTS
January 31, 2001

Principal Amount                                                                                       Market Value
----------------                                                                                       ------------
                    UNITED STATES TREASURY SECURITIES - 32.87% of Total Net Assets
  $41,000,000        United States Treasury bond strips (Principal only) 5.821%, 05-15-18 (d) ...      $ 15,206,490
      800,000        United States Treasury bonds 6.250%, 08-15-23 ..............................           862,160
    1,000,000        United States Treasury notes 5.500%, 02-28-03 ..............................         1,015,860
      600,000        United States Treasury bills 4.752%, 02-08-01 (d) ..........................           599,446
                                                                                                       ------------
                       Total United States Treasury securities (Cost $21,066,072)                      $ 17,683,956
                                                                                                       ------------
                       Total Portfolio - 99.01% of total net assets (identified cost $49,927,424) (e)  $ 53,261,087
                       Other assets, less liabilities (.99% of total net assets)                            530,748
                                                                                                       ------------
                       Net assets applicable to outstanding shares                                     $ 53,791,835
                                                                                                       ============

                       Note: (a) Non-income producing.
                             (b) Sponsored ADR.
                             (c) Market value determined by the Board of Directors.
                             (d) Interest rate represents yield to maturity.
                             (e) Aggregate cost for federal income tax purposes was $40,786,940.

See accompanying notes.

PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
THE TREASURY BILL PORTFOLIO
SCHEDULE OF INVESTMENTS
January 31, 2001

Principal Amount                                                                                       Market Value
----------------                                                                                       ------------
                    UNITED STATES TREASURY SECURITIES - 98.90% of Total Net Assets
  $19,000,000        United States Treasury notes 5.000%, 02-28-01 ..............................      $ 18,996,029
   20,000,000        United States Treasury notes 5.000%, 04-30-01 ..............................        20,004,200
   15,000,000        United States Treasury notes 5.625%, 05-15-01 ..............................        15,025,545
   20,000,000        United States Treasury notes 6.500%, 05-31-01 ..............................        20,099,940
      680,000        United States Treasury bills 4.752%, 02-08-01 (a) ..........................           679,372
                                                                                                       ------------
                       Total Portfolio - 98.90% of total net assets (identified cost $74,766,483) (b)  $ 74,805,086
                       Other assets, less liabilities (1.10% of total net assets)                           834,836
                                                                                                       ------------
                       Net assets applicable to outstanding shares                                     $ 75,639,922
                                                                                                       ============

                       Note: (a) Interest rate represents yield to maturity.
                             (b) Aggregate cost for federal income tax purposes.

See accompanying notes.

PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
THE VERSATILE BOND PORTFOLIO
SCHEDULE OF INVESTMENTS
January 31, 2001

Principal Amount                                                                                       Market Value
----------------                                                                                       ------------
                    CORPORATE BONDS - 99.03% of Total Net Assets

                    ALUMINUM - 4.90% of Total Net Assets
  $ 1,000,000        5.750% Aluminum Company of America, Inc., 02-01-01 .........................      $  1,000,000
                                                                                                       ------------
                                                                                                       $  1,000,000
                    DATA PROCESSING - 5.04% of Total Net Assets
    1,000,000        7.250% International Business Machines Corporation, 11-01-02 ...............      $  1,029,180
                                                                                                       ------------
                                                                                                       $  1,029,180
                    ELECTRICAL & ELECTRONICS - 4.98% of Total Net Assets
    1,000,000        6.750% Textron, Inc. 09-15-02 ..............................................      $  1,015,900
                                                                                                       ------------
                                                                                                       $  1,015,900
                    ELECTRIC UTILITIES - 4.66% of Total Net Assets
      928,000        7.250% Otter Tail Power Company, 08-01-02 ..................................      $    950,569
                                                                                                       ------------
                                                                                                       $    950,569
                    FINANCIAL SERVICES - 19.86% of Total Net Assets
    1,000,000        7.000% Deere (John) Capital Corporation, 10-15-02 ..........................      $  1,017,760
    1,000,000        7.500% Ford Motor Credit Corporation, 01-15-03 .............................         1,027,820
    1,000,000        8.375% General Electric Capital Corporation, 03-01-01 ......................         1,002,370
    1,000,000        5.625% International Lease Finance Company, 05-01-02 .......................         1,001,830
                                                                                                       ------------
                                                                                                       $  4,049,780
                    FOOD PRODUCTS & PROCESSING - 4.95% of Total Net Assets
    1,000,000        6.150% Campbell Soup Company, 12-01-02 .....................................      $  1,008,930
                                                                                                       ------------
                                                                                                       $  1,008,930
                    HOUSEHOLD PRODUCTS - 4.94% of Total Net Assets
    1,000,000        8.625% Kimberly-Clark Corporation, 05-01-01 ................................      $  1,007,440
                                                                                                       ------------
                                                                                                       $  1,007,440
                    INSURANCE - 5.03% of Total Net Assets
    1,000,000        7.450% CitiGroup, Inc., 06-06-02 ...........................................      $  1,025,820
                                                                                                       ------------
                                                                                                       $  1,025,820
                    MANUFACTURING - 9.92% of Total Net Assets
    1,000,000        9.125% General Motors Corporation, 07-15-01 ................................      $  1,015,400
    1,000,000        6.500% Sherwin-Williams Company, 02-01-02 ..................................         1,008,110
                                                                                                       ------------
                                                                                                       $  2,023,510
                    OIL & OILFIELD SERVICES - 4.91% of Total Net Assets
    1,000,000        8.375% Mobil Corporation, 02-12-01 .........................................      $  1,000,860
                                                                                                       ------------
                                                                                                       $  1,000,860

Continued on following page.

PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
THE VERSATILE BOND PORTFOLIO
SCHEDULE OF INVESTMENTS
January 31, 2001

Principal Amount                                                                                       Market Value
----------------                                                                                       ------------
                    PHARMACEUTICALS - 10.01% of Total Net Assets
  $ 1,000,000        6.500% American Home Products Corporation, 10-15-02 ........................      $  1,012,650
    1,000,000        7.375% Johnson & Johnson Company, 06-29-02 .................................         1,028,590
                                                                                                       ------------
                                                                                                       $  2,041,240
                    PUBLISHING - 4.94% of Total Net Assets
    1,000,000        6.650% Times Mirror Company, 10-15-01 ......................................      $  1,007,833
                                                                                                       ------------
                                                                                                       $  1,007,833
                    RETAIL - 4.93% of Total Net Assets
    1,000,000        8.625% Wal-Mart Stores, Inc., 04-01-01 .....................................      $  1,005,070
                                                                                                       ------------
                                                                                                       $  1,005,070
                    TELECOMMUNICATIONS - 5.02% of Total Net Assets
    1,000,000        7.250% GTE South, Inc., 08-01-02 ...........................................      $  1,022,933
                                                                                                       ------------
                                                                                                       $  1,022,933
                    TOBACCO - 4.94% of Total Net Assets
    1,000,000        7.250% Philip Morris Companies, Inc., 09-15-01 .............................      $  1,007,070
                                                                                                       ------------
                                                                                                       $  1,007,070
                                                                                                       ------------
                       Total Portfolio - 99.03% of total net assets (identified cost $20,065,533) (a)  $ 20,196,135
                       Other assets, less liabilities (.97% of total net assets)                            197,628
                                                                                                       ------------
                       Net assets applicable to outstanding shares                                     $ 20,393,763
                                                                                                       ============

                       Note: (a) Aggregate cost for federal income tax purposes.

See accompanying notes.

PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
THE AGGRESSIVE GROWTH PORTFOLIO
SCHEDULE OF INVESTMENTS
January 31, 2001

   Number
  Of Shares                                                                                            Market Value
  ---------                                                                                            ------------
                    AGGRESSIVE GROWTH STOCK INVESTMENTS - 99.93% of Total Net Assets

                    CHEMICALS - 3.19% of Total Net Assets
   12,000            Air Products & Chemicals, Inc. .............................................      $    453,240
   20,000            Wellman, Inc. ..............................................................           364,000
                                                                                                       ------------
                                                                                                       $    817,240
                    COMPUTER SOFTWARE - 3.19% of Total Net Assets
    6,000            Autodesk, Inc. .............................................................      $    221,250
    6,000            Computer Associates International, Inc. ....................................           216,060
    4,000            VERITAS Software Corporation (a) ...........................................           379,500
                                                                                                       ------------
                                                                                                       $    816,810
                    CONSTRUCTION - 5.08% of Total Net Assets
    6,000            Fluor Corporation ..........................................................      $    194,640
   24,000            Ryland Group, Inc. .........................................................         1,106,160
                                                                                                       ------------
                                                                                                       $  1,300,800
                    DATA PROCESSING - 2.94% of Total Net Assets
    3,000            Agilent Technologies, Inc. (a) .............................................      $    163,650
   16,000            Hewlett-Packard Company ....................................................           587,840
                                                                                                       ------------
                                                                                                       $    751,490
                    ELECTRICAL & ELECTRONICS - 5.34% of Total Net Assets
   20,000            Intel Corporation ..........................................................      $    740,000
   12,000            National Semiconductor Corporation (a) .....................................           344,400
   10,000            SCI Systems, Inc. (a) ......................................................           282,000
                                                                                                       ------------
                                                                                                       $  1,366,400
                    ENTERTAINMENT & LEISURE - 7.58% of Total Net Assets
   15,000            Disney (Walt) Company ......................................................      $    456,750
   16,000            Tribune Company ............................................................           644,960
   15,000            Viacom, Inc. Class A (a) ...................................................           839,850
                                                                                                       ------------
                                                                                                       $  1,941,560
                    FINANCIAL SERVICES - 28.36% of Total Net Assets
   18,000            Bank of New York, Inc. .....................................................      $    985,140
   14,000            Bear Stearns Companies, Inc. ...............................................           863,800
   16,000            Morgan Stanley Dean Witter & Company .......................................         1,356,000
   45,000            Schwab (Charles) Corporation ...............................................         1,188,450
   10,000            State Street Corporation ...................................................         1,129,300
   40,000            Stilwell Financial, Inc. ...................................................         1,738,400
                                                                                                       ------------
                                                                                                       $  7,261,090
                     MANUFACTURING - 9.43% of Total Net Assets
    9,000            Dana Corporation ...........................................................      $    168,120
   20,000            Harley-Davidson, Inc. ......................................................           907,800
    9,000            Illinois Tool Works, Inc. ..................................................           589,500
   15,000            Mattel, Inc. ...............................................................           222,900
   12,000            Parker-Hannifin Corporation ................................................           525,600
                                                                                                       ------------
                                                                                                       $  2,413,920

Continued on following page.

PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
THE AGGRESSIVE GROWTH PORTFOLIO
SCHEDULE OF INVESTMENTS
January 31, 2001

  Number
 Of Shares                                                                                             Market Value
 ---------                                                                                             ------------
                    OIL & OILFIELD SERVICES - 3.66% of Total Net Assets
  105,200            Frontier Oil Corporation (a) ...............................................      $    706,944
   40,000            Parker Drilling Company (a) ................................................           230,800
                                                                                                       ------------
                                                                                                       $    937,744
                    PHARMACEUTICALS - 18.26% of Total Net Assets
   25,000            Amgen, Inc. (a) ............................................................      $  1,757,813
   20,000            Biogen, Inc. (a) ...........................................................         1,290,000
    7,000            Chiron Corporation (a) .....................................................           293,563
   15,000            Genzyme Corporation (General Division) (a) .................................         1,298,438
    1,620            Genzyme Corporation Molecular Oncology (a) .................................            18,023
    2,019            Genzyme Corporation Biosurgery (a) .........................................            16,150
                                                                                                       ------------
                                                                                                       $  4,673,987
                    RETAIL - 5.31% of Total Net Assets
   24,000            Costco Wholesale Corporation (a) ...........................................      $  1,110,000
    7,000            Neiman Marcus Group, Inc. Class B (a) ......................................           249,900
                                                                                                       ------------
                                                                                                       $  1,359,900
                    TRANSPORTATION - 4.69% of Total Net Assets
   20,000            Kansas City Southern Industries, Inc. ......................................      $    252,600
   21,000            M.S. Carriers, Inc. (a) ....................................................           744,188
    5,000            UAL Corporation (a) ........................................................           204,500
                                                                                                       ------------
                                                                                                       $  1,201,288
                    MISCELLANEOUS - 2.90% of Total Net Assets
   10,000            Lockheed Martin Corporation ................................................      $    346,800
    8,000            Massey Energy Company (a) ..................................................           139,120
    5,000            Temple-Inland, Inc. ........................................................           254,950
                                                                                                       ------------
                                                                                                       $    740,870
                                                                                                       ------------

                       Total Aggressive Growth Stock Investments (Cost $8,287,897)                     $ 25,583,099
                                                                                                       ------------

Principal Amount
----------------
                    UNITED STATES TREASURY SECURITIES - .78% of Total Net Assets
   $ 200,000         United States Treasury bills, 02-01-01 .....................................      $    200,000
                                                                                                       ------------

                       Total United States Treasury securities (Cost $200,000)                         $    200,000
                                                                                                       ------------
                       Total Portfolio - 100.71% of total net assets (identified cost $8,487,897) (b)  $ 25,783,099
                       Liabilities, less other assets (.71% of total net assets)                           (182,101)
                                                                                                       ------------
                       Net assets applicable to outstanding shares                                     $ 25,600,998
                                                                                                       ============

                    Note: (a) Non-income producing.
                          (b) Aggregate cost for federal income tax purposes.

See accompanying notes.

PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
NOTES TO FINANCIAL STATEMENTS
January 31, 2001

1.	SIGNIFICANT ACCOUNTING POLICIES
Permanent Portfolio Family of Funds, Inc. (the “Fund”) is registered under the Investment Company Act of 1940, as amended (the “Act” or, the “ICA”), as a no-load, open-end, series, investment management company. The Fund commenced operations as the Permanent Portfolio, the Treasury Bill Portfolio, the Versatile Bond Portfolio and the Aggressive Growth Portfolio on January 8, 1982, May 26, 1987, September 27, 1991 and January 2, 1990, respectively. Investment operations in the Permanent Portfolio, the Treasury Bill Portfolio, the Versatile Bond Portfolio and the Aggressive Growth Portfolio commenced on December 1, 1982, September 21, 1987, November 12, 1991 and May 16, 1990, respectively.
The following significant accounting policies are consistently followed by the Fund in the preparation of its financial statements, and such policies are in conformity with generally accepted accounting principles for registered investment companies. The preparation of such financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses earned and incurred, respectively, during the reporting period. Actual results could differ from those estimates. The American Institute of Certified Public Accountants issued an updated Audit and Accounting Guide for Investment Companies as of December 1, 2000. The new Guide requires premiums and discounts on debt securities to be amortized using the interest method. The Fund will adopt this change in accounting method for the year ended January 31, 2002. Such change will not have a material effect on the Fund’s Portfolios’ net assets or statements of operations.
Valuation of investments
Investments are valued at market. Securities for which market quotations are readily available are valued at the latest sale price. Unlisted securities or securities for which the most active market is over-the-counter are valued at the mean between the closing bid and asked prices. Swiss francs are valued at the closing spot price on the International Monetary Market. Swiss Confederation bonds are valued at the closing price in Zurich, Switzerland, converted into U.S. dollars at 4 p.m. (Eastern Time). Investments in gold and silver are valued based on the closing spot prices on the New York Commodity Exchange. Short-term securities are valued at market daily. Investments for which there is no active market are valued at fair value as determined by the Board of Directors. At January 31, 2001, two such investments in the Permanent Portfolio (3.75% of total net assets) were so valued.
Translation of foreign currencies
Amounts denominated in or expected to settle in foreign currencies are translated into U.S. dollars on the following basis: (i) market value of investment securities and other assets and liabilities are translated at the closing rate of exchange at January 31, 2001; and (ii) purchases and sales of investment securities, income and expenses are translated at the rate of exchange prevailing on the respective dates of such transactions.
The Fund separately reports the portions of the results of operations attributable to the effect of changes in foreign exchange rates on the value of investments. Reported net realized gains or losses on foreign currency transactions arise from sales of foreign currencies; foreign currency gains or losses realized between the trade and settlement dates on securities transactions; and the difference between the amounts of dividends, interest and foreign withholding taxes recorded on the Fund’s books verses the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign currency gains or losses arise from changes in the exchange rate applicable to cash, receivables and liabilities denominated in foreign currencies at January 31, 2001.

Continued on following page.

PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
NOTES TO FINANCIAL STATEMENTS
January 31, 2001

Investment transactions and investment income
Investment transactions are accounted for on the date of purchase, sale or maturity. Interest income is accrued daily and includes amortization of any premium and discount for financial and tax reporting purposes. Dividend income is recorded on the ex-dividend date. Realized gains and losses from securities transactions and unrealized appreciation or depreciation of investments are recorded on an identified cost basis for financial and tax reporting purposes.
For the year ended January 31, 2001, investment income was earned as follows:

                                                 Permanent       Treasury Bill    Versatile Bond     Aggressive Growth
                                                 Portfolio         Portfolio        Portfolio            Portfolio
                                               ------------      -------------    --------------     -----------------

     Interest on:
       Corporate bonds ....................    $    132,816       $         --     $    956,493         $        --
       Swiss franc assets .................         278,959                 --               --                  --
       United States Treasury securities ..       1,384,908          4,692,558           29,813                  44
       Other investments ..................          10,583             25,668           38,015               2,921
     Dividends ............................         414,169                 --               --             132,124
                                               ------------       ------------     ------------         -----------
                                               $  2,221,435       $  4,718,226     $  1,024,321         $   135,089
                                               ============       ============     ============         ===========
Federal taxes
Each of the Fund’s Portfolios will continue to be treated as a separate regulated investment company and each Portfolio intends to qualify under Subchapter M of the United States Internal Revenue Code of 1986, as amended (the “Code”). Accordingly, no provision has been made for United States income taxes, as each Portfolio intends to declare necessary dividend distributions from investment company taxable income and net realized capital gains, if any, to its shareholders prior to October 15, 2001, pursuant to the requirements of the Code.
At January 31, 2001, capital loss carryforwards available to offset future realized gains, if any, were as follows: $153,458 in the Treasury Bill Portfolio, of which $84,724, $41,743, $5,429, $3,632, $14,264 and $3,666 expire on January 31, 2002, January 31, 2003, January 31, 2004, January 31, 2005, January 31, 2007 and January 31, 2008, respectively; and $195,990 in the Versatile Bond Portfolio, of which $86,614, $34,492, $18,906, $33,722 and $22,256 expire on January 31, 2003, January 31, 2004, January 31, 2006, January 31, 2008 and January 31, 2009, respectively. There were no capital loss carryforwards in the Permanent Portfolio or the Aggressive Growth Portfolio. Additionally, net capital losses and net foreign currency losses of $22,897 and $920, respectively, in the Permanent Portfolio are attributable to investment transactions that occurred after October 31, 2000 and are recognized for federal income tax purposes as arising on February 1, 2001, the first day of each Portfolio’s next taxable year.
Pursuant to the Code, 20.02% of the distributions made from investment company taxable income in 2000 by the Permanent Portfolio qualifies for the corporate dividends received deduction.
During the year ended January 31, 2001, the Fund’s Permanent Portfolio, Treasury Bill Portfolio, Versatile Bond Portfolio and Aggressive Growth Portfolio incurred federal excise taxes of $22,548, $124,047, $13,001 and $1,233, respectively, which was imposed on four percent of each Portfolio’s undistributed income and capital gains, if any. Such tax reduced each Portfolio’s net asset value, however, such undistributed income and capital gains were retained by each Portfolio to earn further interest, dividends and profits.

Continued on following page.

PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
NOTES TO FINANCIAL STATEMENTS
January 31, 2001

Distributions
Distributions to shareholders from net investment income and realized gain on investments, if any, are recorded on the ex-dividend date. The amount of such distributions are determined in accordance with the Code which may differ from generally accepted accounting principles. These differences result primarily from different treatment of net investment income and realized gains on certain investment securities held by the Fund’s Portfolios. During the year ended January 31, 2001, the Fund’s Permanent Portfolio, Treasury Bill Portfolio and Versatile Bond Portfolio reclassified $113,034, $770,172 and $432,448, respectively, from undistributed net investment income to paid-in capital and the Fund’s Aggressive Growth Portfolio reclassified $197,192 from paid-in capital to undistributed net investment loss to reflect such book and tax basis differences relating to shareholder distributions, net operating losses and excise taxes paid. Additionally, the Permanent Portfolio reclassified $268,067 from undistributed net investment income to accumulated net realized loss on foreign currency transactions and the Aggressive Growth Portfolio reclassified $32,200 from accumulated net realized gain on investments to paid-in capital, also due to these differences.
Equalization
The Fund follows the accounting practice of equalization, by which a portion of the proceeds from sales and a portion of the costs of redemptions of shares of capital stock are allocated to undistributed net investment income. The effect of this practice is to prevent the calculation of net investment income per share from being affected by sales or redemptions of shares in each Portfolio, and for periods of net issuances of shares, allows undistributed net investment income to exceed distributable investment company taxable income.

2.	INVESTMENTS IN AFFILIATED ISSUERS
During the year ended January 31, 2001, the Fund”s Permanent Portfolio sold 4,297 units of United States Gold Trust, an affiliated investment trust, resulting in net realized losses of $19,344. The Permanent Portfolio received no other income or gains from this investment during the year then ended.

3.	INVESTMENT ADVISORY CONTRACT
In accordance with the terms of an Investment Advisory Contract (the “Contract”), World Money Managers (“WMM”), the Fund’s investment adviser, receives a comprehensive advisory fee monthly (the “Advisory Fee”), computed at the following annual rate: (i) for each Portfolio, 1/4 of 1% of the first $200 million of the Portfolio’s average daily net assets; plus (ii) for the Fund as a whole: 7/8 of 1% of the first $200 million of the Fund’s average daily net assets; 13/16 of 1% of the next $200 million of the Fund’s average daily net assets; 3/4 of 1% of the next $200 million of the Fund’s average daily net assets; and 11/16 of 1% of the Fund’s average daily net assets in excess of $600 million, such fee for the Fund as a whole to be allocated among the Portfolios in proportion to their net assets.
All fees and expenses payable by the Fund pursuant to the Contract and attributable only to one Portfolio are borne entirely by that Portfolio; all other such fees and expenses are allocated among the Fund’s Portfolios in proportion to their net assets. Except for the Advisory Fee, the fees and expenses of the Fund’s directors, the salary expense of the Fund’s officers (including payments made by the Fund under its Long Term Disability Plan described in Note 4), excise taxes and extraordinary expenses as defined by the Contract, WMM pays or reimburses the Fund for substantially all of the Fund’s ordinary operating expenses out of its Advisory Fee.
During the year ended January 31, 2001, WMM voluntarily agreed to waive portions of the Advisory Fee allocable to the Treasury Bill Portfolio and to the Versatile Bond Portfolio to the extent that either Portfolio’s total Advisory Fee otherwise would exceed an annual rate of 5/8 of 1%, in the case of the Treasury Bill Portfolio, or 3/4 of 1%, in the case of the Versatile Bond Portfolio, of the respective Portfolio’s average daily net assets. WMM may continue voluntarily to waive such fees, although it is not required to do so, and reserves the right to revoke, reduce or change the waiver prospectively upon five days written notice to the Fund.
WMM is a limited partnership of which one of the general partners is the President and a director of the Fund and the other general partner is a corporation wholly owned by the same individual.

Continued on following page.

PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
NOTES TO FINANCIAL STATEMENTS
January 31, 2001

4.	LONG TERM DISABILITY PLAN
On March 9, 1998, the Fund’s Board of Directors adopted the Permanent Portfolio Family of Funds, Inc. Long Term Disability Plan (the “Plan”). The Plan provides for payment by the Fund to any qualified officer of the Fund who is totally disabled (a “Participant”), as defined by the Plan, a disability benefit equal to 50% of the Participant’s salary as of the time the disability is determined, subject to cost-of-living adjustments, for a period not to exceed five years. The Plan is renewable annually and may be terminated by the Fund’s Board of Directors at any time prior to each annual renewal. On March 10, 1998, the Fund accrued an estimated liability of $107,808 for one Participant under the Plan.

5.	PURCHASES AND SALES OF SECURITIES
The following is a summary of purchases and sales of securities other than short-term securities for the year ended January 31, 2001:

                                                    Permanent       Treasury Bill     Versatile Bond   Aggressive Growth
                                                    Portfolio         Portfolio         Portfolio          Portfolio
                                                  -------------     -------------     --------------   -----------------

      Purchases................................    $ 2,946,446          None           $17,845,753        $ 1,382,111
      Sales....................................      5,615,686          None            15,445,066          2,264,450
6.	NET UNREALIZED APPRECIATION OF INVESTMENTS
The following is a summary of net unrealized appreciation of investments at January 31, 2001 for federal income tax purposes:

                                                    Permanent       Treasury Bill     Versatile Bond   Aggressive Growth
                                                    Portfolio         Portfolio         Portfolio          Portfolio
                                                  -------------     -------------     --------------   -----------------

     Aggregate gross unrealized appreciation of
       investments with excess of value over tax
       cost:
       Investments in securities of unaffiliated
         issuers ...............................   $16,094,943         $ 43,261        $   145,731        $17,346,228
       Investments other than securities .......        61,295               --                 --                 --
                                                   -----------         --------        -----------        -----------
                                                    16,156,238           43,261            145,731         17,346,228
     Aggregate gross unrealized depreciation of
       investments with excess of tax cost over
       value:
       Investments in securities of unaffiliated
         issuers ...............................      (606,770)          (4,658)           (15,129)           (51,026)
       Investments other than securities........    (3,075,321)              --                 --                 --
                                                   -----------         --------        -----------        -----------
                                                    (3,682,091)          (4,658)           (15,129)           (51,026)
                                                   -----------         --------        -----------        -----------
     Net unrealized appreciation of investments    $12,474,147         $ 38,603        $   130,602        $17,295,202
                                                   ===========         ========        ===========        ===========

Continued on following page.

PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
NOTES TO FINANCIAL STATEMENTS
January 31, 2001

7.	CAPITAL STOCK TRANSACTIONS
Transactions in shares of each Portfolio’s capital stock exclusive of amounts allocated to undistributed net investment income were as follows for the years ended January 31, 2001 and 2000:

                                                                       Permanent Portfolio
                                      -----------------------------------------------------------------------------------
                                                  January 31, 2001                          January 31, 2000
                                      ---------------------------------------      --------------------------------------
                                           Shares               Dollars                Shares               Dollars
                                      ----------------    -------------------      ---------------    -------------------

     Shares sold.....................      216,728           $  3,528,778              173,595           $  2,587,458
     Distributions reinvested........      102,739              1,817,453              179,410              3,123,527
                                           -------           ------------              -------           ------------
                                           319,467              5,346,231              353,005              5,710,985

     Shares redeemed.................     (633,224)           (10,259,221)            (671,730)           (10,967,936)
                                           -------           ------------              -------           ------------
     Net decrease                         (313,757)          $ (4,912,990)            (318,725)          $ (5,256,951)
                                           =======           ============              =======           ============

                                                                       Treasury Bill Portfolio
                                      -----------------------------------------------------------------------------------
                                                  January 31, 2001                          January 31, 2000
                                      ---------------------------------------      --------------------------------------
                                           Shares               Dollars                Shares               Dollars
                                      ----------------    -------------------      ---------------    -------------------

     Shares sold.....................      487,263           $ 33,275,957              546,400           $ 36,808,338
     Distributions reinvested........       33,857              2,315,346               39,589              2,670,274
                                           -------           ------------              -------           ------------
                                           521,120             35,591,303              585,989             39,478,612

     Shares redeemed.................     (618,024)           (42,175,451)            (761,564)           (51,436,257)
                                           -------           ------------              -------           ------------
     Net decrease                          (96,904)          $ (6,584,148)            (175,575)          $(11,957,645)
                                           =======           ============              =======           ============

                                                                       Versatile Bond Portfolio
                                      -----------------------------------------------------------------------------------
                                                  January 31, 2001                          January 31, 2000
                                      ---------------------------------------      --------------------------------------
                                           Shares               Dollars                Shares               Dollars
                                      ----------------    -------------------      ---------------    -------------------

     Shares sold.....................      349,794           $ 19,847,565              277,049           $ 15,163,613
     Distributions reinvested........        6,457                381,667                7,656                445,184
                                           -------           ------------              -------           ------------
                                           356,251             20,229,232              284,705             15,608,797

     Shares redeemed.................     (323,912)           (18,335,103)            (389,663)           (21,362,544)
                                           -------           ------------              -------           ------------
     Net increase (decrease)                32,339           $  1,894,129             (104,958)          $ (5,753,747)
                                           =======           ============              =======           ============

                                                                       Aggressive Growth Portfolio
                                      -----------------------------------------------------------------------------------
                                                  January 31, 2001                          January 31, 2000
                                      ---------------------------------------      --------------------------------------
                                           Shares               Dollars                Shares               Dollars
                                      ----------------    -------------------      ---------------    -------------------

     Shares sold.....................       41,240           $  3,758,976               30,159           $  2,324,643
     Distributions reinvested........       26,615              1,999,014                   --                     --
                                           -------           ------------              -------           ------------
                                            67,855              5,757,990               30,159              2,324,643

     Shares redeemed.................      (48,497)            (4,288,097)             (58,675)            (4,424,330)
                                           -------           ------------              -------           ------------
     Net increase (decrease)                19,358           $  1,469,893              (28,516)          $ (2,099,687)
                                           =======           ============              =======           ============

Continued on following page.

PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
NOTES TO FINANCIAL STATEMENTS
January 31, 2001

8.	REGULATORY MATTERS
Following a routine examination of the Fund in 1991, the Securities and Exchange Commission (the “Commission”) instituted public administrative and cease-and-desist proceedings on January 13, 1997, to determine the truth of allegations by the Commission’s Division of Enforcement (the “Division”) that WMM, Terry Coxon and Alan Sergy (the Fund’s investment adviser and two of the Fund’s directors and officers, respectively, or, the “Respondents”), breached their fiduciary duties in violation of certain provisions of federal securities laws in fiscal years 1990 through 1996. From May 5, 1997 through May 15, 1997, an administrative hearing on these charges was held before Chief Administrative Law Judge Brenda P. Murray (the “Hearing Officer”) in San Francisco, California. The Respondents have denied all of the allegations of the Division and have actively contested the proceedings. No charges have been made against the Fund, which allegedly was subject to improper charges by the Respondents, and the Fund is not a party to the proceedings.
In an initial decision dated April 1, 1999 (the “Initial Decision”), the Hearing Officer ruled that the Respondents had committed certain violations. Specifically, the Hearing Officer ruled that the Respondents violated Section 206(2) of the Investment Advisers Act of 1940: by charging $248,153 of transfer agent and accounting fees to the Fund’s Marketing and Distribution Plan (the “12b-1 Plan”) during calendar year 1990; by causing the excessive capitalization of a broker-dealer subsidiary of the Permanent Portfolio (World Money Securities, Inc. or, “WMS”) of $850,000 and charging it in 1990 and 1991 for printing costs related to the distribution of shares in the Treasury Bill Portfolio, Versatile Bond Portfolio and Aggressive Growth Portfolio in the amount of $336,571; by charging WMS excessive rent and improper underwriting costs of $72,426; and by acquiring a “call option” in 1990 prohibited by the Fund’s fundamental investment policies and managing the investment for the advantage of a client of an officer of the Fund. The Hearing Officer also ruled that the Respondents violated or aided and abetted violations of: Section 12(b) of the ICA and Rule 12b-1 thereunder, by receiving unauthorized reimbursements in calendar year 1990 of $214,270 under the Fund’s 12b-1 Plan and by providing insufficient information regarding the 12b-1 Plan to the Fund’s Board of Directors; Section 13(a)(3) of the ICA by acquiring the “call option;” Section 17(a) of the Securities Act of 1933, Section 10(b) of the Exchange Act of 1934 and Rule 10b-5 thereunder, and Section 34(b) of the ICA by making misleading statements in the Fund’s registration materials; Section 10(b) of the ICA by using WMS as a principal underwriter for the Fund; and Section 17(d) of the ICA and Rule 17d-1 thereunder, by causing WMS to be excessively capitalized.
The Hearing Officer ordered that the Respondents: cease and desist from committing further violations; be suspended from association with any registered investment adviser or investment company for a period of three months; disgorge $1,608,018, pay prejudgment interest of $1,236,726 and pay civil penalties of $140,000.
The Respondents believe that the Hearing Officer’s Initial Decision is incorrect and contains reviewable errors. Accordingly, on April 22, 1999, they filed petitions for review by the Commission. On April 21, 1999, the Division also filed a petition for review by the Commission of certain sanctions contained in the Initial Decision, seeking to bar WMM from acting as an investment adviser and to bar Terry Coxon from association with any registered investment adviser or investment company for one year with a right to reapply. Thereafter, the Commission granted the petitions and has accepted the review of the Initial Decision.

Continued on following page.

PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
NOTES TO FINANCIAL STATEMENTS
January 31, 2001

Under the Fund’s Bylaws, the Fund is obligated to advance expenses incurred by the Respondents in the proceedings upon their undertaking to repay the advances, in the event it is ultimately determined that they have committed willful misfeasance, bad faith, gross negligence or reckless disregard of their duties. The Fund has therefore incurred, and may continue to incur, such expenses in connection with the allegations, including amounts paid by WMM to persons who are directors and officers of the Fund for their litigation expenses. The Fund neither paid nor advanced such expenses during the year ended January 31, 2001.
The Initial Decision of the Hearing Officer does not become effective until the Commission’s decision, which could affirm, reverse or modify the Initial Decision. WMM continues to act as investment adviser of the Fund, and Terry Coxon continues to serve as President and a director of the Fund. Alan Sergy retired from the Fund for medical reasons in March 1998 and, except for payments being made under the Fund’s Long Term Disability Pan (see Note 4), is no longer associated with the Fund.
The ultimate outcome of these proceedings is unknown. The Fund’s Board of Directors intends to continue to monitor the proceedings and to take such actions as may be appropriate to assure the availability to the Fund of such investment advice and administrative support as may be necessary to continuously implement the Fund’s investment policies and investment objectives.
The Fund paid or reimbursed the following legal expenses (and during the years ended January 31, 1995 through January 31, 1999, the indemnification expenses described above) during the years ended January 31, 1992 through 2001:

                 Permanent     Treasury Bill   Versatile Bond  Aggressive Growth
                 Portfolio      Portfolio        Portfolio        Portfolio
               -------------   -------------   --------------  -----------------
     1992 ....   $       --      $       --      $       --       $       --
     1993 ....       52,331          63,961              --               --
     1994 ....           --              --              --               --
     1995 ....       78,010          71,156           6,213            1,777
     1996 ....       26,100          22,233           1,646              848
     1997 ....       53,511          43,469           3,046            2,640
     1998 ....      325,585         293,026               -           32,558
     1999 ....       14,333          14,015          11,155           11,473
     2000 ....       69,042          64,335           1,627            7,910
     2001.....        8,011           7,209              --              801
                 ----------      ----------      ----------       ----------
                 $  626,923      $  579,404      $   23,687       $   58,007
                 ==========      ==========      ==========       ==========

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PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
THE PERMANENT PORTFOLIO

Financial highlights for the Permanent Portfolio
For each share of capital stock outstanding throughout each year:

                                                 Year ended    Year ended    Year ended    Year ended    Year ended
                                                 January 31,   January 31,   January 31,   January 31,   January 31,
                                                     2001         2000          1999          1998          1997
                                                 ------------  -----------   -----------   -----------   -----------

Net asset value, beginning of year                $   17.44     $   18.71     $   19.08     $   18.40     $   18.80
                                                  ---------     ---------     ---------     ---------     ---------
  Income (loss) from investment operations:
    Net investment income (1) ................          .46           .43           .47           .37           .52
    Net realized and unrealized gain (loss)
      on investments and foreign
      currencies .............................         1.07          (.64)            -          1.01          (.41)
                                                  ---------     ---------     ---------     ---------     ---------
      Total income (loss) from
        investment operations                          1.53          (.21)          .47          1.38           .11

  Less distributions from:
    Net investment income  ...................         (.16)         (.29)         (.20)         (.34)         (.42)
    Net realized gain on investments (2) .....         (.52)         (.77)         (.64)         (.36)         (.09)
                                                  ---------     ---------     ---------     ---------     ---------
      Total distributions                              (.68)        (1.06)         (.84)         (.70)         (.51)
                                                  ---------     ---------     ---------     ---------     ---------

Net asset value, end of year                      $   18.29     $   17.44     $   18.71     $   19.08     $   18.40
                                                  =========     =========     =========     =========     =========

Total return (3) .............................        8.91%       (1.11)%         2.48%         7.57%          .57%

Ratios / supplemental data:
  Net assets, end of year (in thousands) .....    $  53,792     $  56,773     $  66,855     $  71,099     $  72,992
                                                  =========     =========     =========     =========     =========

  Ratio of expenses to average net assets ....        1.41%         1.47%         1.43%         1.91%         1.49%
  Ratio of net investment income
    to average net assets ....................        2.57%         2.39%         2.48%         1.96%         2.78%
  Portfolio turnover rate ....................        7.60%        23.75%        14.05%         7.66%        12.29%

(1)	Net investment income is based on average net assets per share outstanding during the year.
(2)	Capital gain distribution pursuant to Section 852(b)(3) of the Code.
(3)	Assumes reinvestment of all dividends and distributions, and deduction of all fees and expenses except the $35 one-time account start-up fee and the $1.50 monthly account maintenance fee.

See accompanying notes.

PERMANENT PORTFOLIO FAMILY O
THE TREASURY BILL PORTFOLIO

Financial highlights for the Treasury Bill Portfolio
For each share of capital stock outstanding throughout each year:

                                                 Year ended    Year ended    Year ended    Year ended    Year ended
                                                 January 31,   January 31,   January 31,   January 31,   January 31,
                                                    2001          2000          1999          1998          1997
                                                 -----------   -----------   -----------   -----------   -----------

Net asset value, beginning of year                $   67.88     $   67.97     $   67.56     $   67.55     $   67.84
                                                  ---------     ---------     ---------     ---------     ---------
  Income from investment operations:
    Net investment income (1)(2) .............         3.32          2.51          2.72          2.69          2.84
    Net realized and unrealized gain (loss)
      on investments (3) .....................          .12          (.01)          .03           .06           .01
                                                  ---------     ---------     ---------     ---------     ---------
      Total income from investment operations          3.44          2.50          2.75          2.75          2.85

  Less distributions from:
    Net investment income ....................        (2.38)        (2.59)        (2.34)        (2.74)        (3.14)
                                                  ---------     ---------     ---------     ---------     ---------
      Total distributions                             (2.38)        (2.59)        (2.34)        (2.74)        (3.14)
                                                  ---------     ---------     ---------     ---------     ---------

Net asset value, end of year                      $   68.94     $   67.88     $   67.97     $   67.56     $   67.55
                                                  =========     =========     =========     =========     =========

Total return (4) .............................        5.10%         3.70%         4.09%         4.09%         4.23%

Ratios / supplemental data:
  Net assets, end of year (in thousands) .....    $  75,640     $  81,059     $  93,095     $  94,200     $ 105,342
                                                  =========     =========     =========     =========     =========

  Ratio of expenses to average net assets (2).        1.01%         1.02%          .96%         1.20%          .90%
  Ratio of net investment income
    to average net assets  ...................        4.86%         3.70%         4.01%         3.98%         4.19%

(1)	Net investment income is based on average net assets per share outstanding during the year.
(2)	Due to the waiver of advisory fees, the ratio of expenses to average net assets was reduced by .50% for the year ended January 31, 2001 and .50%, .50%, .50% and .50% for the years ended January 31, 2000, 1999, 1998 and 1997, respectively. Without this waiver, the net investment income per share would have been $2.86 for the year ended January 31, 2001 and $2.01, $2.24, $2.19 and $2.37 for the years then ended.
(3)	Per share net realized and unrealized gains or losses on investments may not correspond with the change in aggregate unrealized gains and losses in the Portfolio’s securities because of the timing of sales and repurchases of the Portfolio’s shares in relation to fluctuating market values for the Portfolio.
(4)	Assumes reinvestment of all dividends and distributions, and deduction of all fees and expenses except the $35 one-time account start-up fee and the $1.50 monthly account maintenance fee.

See accompanying notes.

PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
THE VERSATILE BOND PORTFOLIO

Financial highlights for the Versatile Bond Portfolio
For each share of capital stock outstanding throughout each year:

                                                 Year ended    Year ended    Year ended    Year ended    Year ended
                                                 January 31,   January 31,   January 31,   January 31,   January 31,
                                                     2001         2000          1999          1998          1997
                                                 ------------  -----------   -----------   -----------   -----------

Net asset value, beginning of year                $   58.38     $   58.83     $   58.58     $   57.24     $   56.85
                                                  ---------     ---------     ---------     ---------     ---------

  Income from investment operations:
    Net investment income (1)(2) .............         2.82          2.44          2.77          2.87          2.94
    Net realized and unrealized gain (loss)
      on investments (3) .....................         1.00          (.58)         (.08)          .17          (.34)
                                                  ---------     ---------     ---------     ---------     ---------
      Total income from investment operations          3.82          1.86          2.69          3.04          2.60

  Less distributions from:
    Net investment income ....................        (2.53)        (2.31)        (2.44)        (1.70)        (2.21)
                                                  ---------     ---------     ---------     ---------     ---------
      Total distributions                             (2.53)        (2.31)        (2.44)        (1.70)        (2.21)
                                                  ---------     ---------     ---------     ---------     ---------

Net asset value, end of year                      $   59.67     $   58.38     $   58.83     $   58.58     $   57.24
                                                  =========     =========     =========     =========     =========

Total return (4) .............................        6.58%         3.18%         4.61%         5.33%         4.58%

Ratios / supplemental data:
  Net assets, end of year (in thousands) .....    $  20,394     $  18,065     $  24,377     $  23,355     $  21,345
                                                  =========     =========     =========     =========     =========

  Ratio of expenses to average net assets (2)         1.02%         1.01%         1.08%         1.01%          .97%
  Ratio of net investment income
    to average net assets ....................        4.78%         4.16%         4.72%         4.95%         5.16%
  Portfolio turnover rate ....................       96.36%        59.52%        68.21%        55.53%       102.29%

(1)	Net investment income is based on average net assets per share outstanding during the year.
(2)	Due to the waiver of advisory fees, the ratio of expenses to average net assets was reduced by .38% for the year ended January 31, 2001 and .37%, .37%, .38% and .38% for the years ended January 31, 2000, 1999, 1998 and 1997, respectively. Without this waiver, the net investment income per share would have been $2.52 for the year ended January 31, 2001 and $2.14, $2.48, $2.59 and $2.66 for the years then ended.
(3)	Per share net realized and unrealized gains or losses on investments may not correspond with the change in aggregate unrealized gains and losses in the Portfolio’s securities because of the timing of sales and repurchases of the Portfolio’s shares in relation to fluctuating market values for the Portfolio.
(4)	Assumes reinvestment of all dividends and distributions, and deduction of all fees and expenses except the $35 one-time account start-up fee and the $1.50 monthly account maintenance fee.

See accompanying notes.

PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
THE AGGRESSIVE GROWTH PORTFOLIO

Financial highlights for the Aggressive Growth Portfolio
For each share of capital stock outstanding throughout each year:

                                                 Year ended    Year ended    Year ended    Year ended    Year ended
                                                 January 31,   January 31,   January 31,   January 31,   January 31,
                                                     2001         2000          1999          1998          1997
                                                 ------------  -----------   -----------   -----------   -----------

Net asset value, beginning of year                $   83.61     $   69.13     $   56.24     $   47.66     $   40.65
                                                  ---------     ---------     ---------     ---------     ---------

  Income from investment operations:
    Net investment income (loss)(1) ..........         (.65)         (.78)         (.41)         (.31)          .26
    Net realized and unrealized gain
      on investments  ........................         8.21         15.26         13.30         11.97          7.05
                                                  ---------     ---------     ---------     ---------     ---------
      Total income from investment operations          7.56         14.48         12.89         11.66          7.31

  Less distributions from:
    Net investment income ....................            -             -             -          (.19)         (.25)
    Net realized gain on investments (2) .....        (7.41)            -             -         (2.89)         (.05)
                                                  ---------     ---------     ---------     ---------     ---------
      Total distributions                             (7.41)            -             -         (3.08)         (.30)
                                                  ---------     ---------     ---------     ---------     ---------

Net asset value, end of year                      $   83.76     $   83.61     $   69.13     $   56.24     $   47.66
                                                  =========     =========     =========     =========     =========

Total return (3) .............................       10.05%        20.95%        22.92%        24.41%        18.00%

Ratios / supplemental data:
  Net assets, end of year (in thousands) .....    $  25,601     $  23,938     $  21,764     $  19,955     $  15,417
                                                  =========     =========     =========     =========     =========

  Ratio of expenses to average net assets ....        1.33%         1.73%         1.39%         1.46%         1.33%
  Ratio of net investment income (loss) to
   average net assets ........................       (.78)%       (1.02)%        (.65)%        (.60)%          .59%
  Portfolio turnover rate ....................        5.62%         9.38%         2.73%         2.15%        21.32%

(1)	Net investment income (loss) is based on average net assets per share outstanding during the year.
(2)	Capital gain distribution pursuant to Section 852(b)(3) of the Code.
(3)	Assumes reinvestment of all dividends and distributions, and deduction of all fees and expenses except the $35 one-time account start-up fee and the $1.50 monthly account maintenance fee.

See accompanying notes.

PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
THE PERMANENT PORTFOLIO

                                               Graph omitted

                                                    Permanent    United States
                                                    Portfolio    Treasury bills*
                                                   ----------    --------------
                                1991 ..............  $10,000        $10,000
                                1992 ..............   10,672         10,534
                                1993 ..............   10,985         10,894
                                1994 ..............   12,727         11,228
                                1995 ..............   12,143         11,742
                                1996 ..............   14,101         12,404
                                1997 ..............   14,182         13,049
                                1998 ..............   15,256         13,728
                                1999 ..............   15,633         14,392
                                2000 ..............   15,459         15,094
                                2001 ..............   16,836         16,009

   * Three-month United States Treasury bills are short-term loans to the United States
      Government with a maturity of three months.  Treasury bills are full-faith-and-credit obligations of the United States Treasury and are generally regarded as being free of any risk of default.

See page 33 for explanation of graphs.

PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
THE VERSATILE BOND PORTFOLIO

                                               Graph omitted

                                                    Versatile     Salomon Smith
                                                      Bond         Barney (BIG)
                                                    Portfolio         Index*
                                                   -----------    -------------
                                1992 ..............  $10,000        $10,000
                                1993 ..............   10,603         10,551
                                1994 ..............   10,968         11,039
                                1995 ..............   11,263         11,738
                                1996 ..............   12,076         12,479
                                1997 ..............   12,632         13,243
                                1998 ..............   13,305         14,055
                                1999 ..............   13,919         14,842
                                2000 ..............   14,362         15,766
                                2001 ..............   15,307         16,850

    * The Salomon Smith Barney AAA/AA 1-3 Year Corporate Index is a component of the Salomon Smith Barney Broad Investment-Grade (BIG) Bond Index.  It is
      market-capitalization weighted and includes bonds rated AAA or AA by Standard
      & Poor’s or Moody’s with maturities of one to three years and a minimum amount outstanding of $100 million.

See page 33 for explanation of graphs.

PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
THE AGGRESSIVE GROWTH PORTFOLIO

                                               Graph omitted

                                                    Aggressive     Dow Jones
                                                     Growth        Industrial
                                                    Portfolio       Average*
                                                   -----------     ----------
                                1991 ..............  $10,000        $10,000
                                1992 ..............   12,421         11,780
                                1993 ..............   14,877         12,096
                                1994 ..............   18,484         14,539
                                1995 ..............   17,975         14,047
                                1996 ..............   24,054         19,717
                                1997 ..............   28,376         24,898
                                1998 ..............   35,303         28,894
                                1999 ..............   43,394         34,201
                                2000 ..............   52,484         39,982
                                2001 ..............   57,760         39,787

      * The Dow Jones Industrial Average is an average of the stock prices of 30 large companies and represents a widely recognized unmanaged portfolio of common stocks.

See following page for explanation of graphs.

PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.

The graphs on pages 30 through 32 compare the initial account value and subsequent account values at the end of each of the most recently completed ten fiscal years of the Permanent Portfolio and the Aggressive Growth Portfolio, and of the nine most recently completed fiscal years since the commencement of investment operations for the Versatile Bond Portfolio, assuming a $10,000 investment in each Portfolio at the beginning of the first fiscal year and reinvestment of all dividends and distributions, to a $10,000 investment over the same periods in comparable broad-based securities market indicies. A graph is not provided for the Treasury Bill Portfolio because it is a money market portfolio. The tables below show each of the Fund’s Portfolio’s average annual total returns for the periods indicated, assuming a hypothetical investment in shares of $1,000, reinvestment of all dividends and distributions, deduction of all fees and expenses except the $35 one-time account start-up fee and complete redemption of the investment at the end of the period. Past performance is not predictive of future performance and does not guarantee future gain or loss to be realized from an investment in any Portfolio. The investment return and principal value of an investment in a Portfolio will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost.

Permanent Portfolio(1)                              Treasury Bill Portfolio (2)(5)
------------------------------------------          ----------------------------------------

 1 year ended January 31, 2001       8.85%           1 year ended January 31, 2001     5.04%
 5 years ended January 31, 2001      3.55%           5 years ended January 31, 2001    4.18%
10 years ended January 31, 2001      5.31%          10 years ended January 31, 2001    3.91%
15 years ended January 31, 2001      5.41%          13 years 250 days ended
18 years 62 days ended                                   January 31, 2001              4.62%
     January 31, 2001                4.76%

Aggressive Growth Portfolio(3)                      Versatile Bond Portfolio (4)(6)
------------------------------------------          ----------------------------------------

 1 year ended January 31, 2001      10.00%           1 year ended January 31, 2001     6.53%
 5 years ended January 31, 2001     19.09%           5 years ended January 31, 2001    4.79%
10 years ended January 31, 2001     19.09%           9 years 127 days ended
11 years 29 days ended                                   January 31, 2001              4.73%
     January 31, 2001               16.16%

(1)	The Permanent Portfolio commenced operations on December 1, 1982.
(2)	The Treasury Bill Portfolio commenced operations on May 26, 1987.
(3)	The Aggressive Growth Portfolio commenced operations on January 2, 1990.
(4)	The Versatile Bond Portfolio commenced operations on September 27, 1991.
(5)	Yield on the Treasury Bill Portfolio for the 7-days ended January 31,2001, assuming reinvestment of all dividends and distributions and deduction of all fees and expenses except the $35 one-time account start-up fee, was 3.79%, and effective yield was 3.86%.
(6)	The 30-day SEC standardized yield for the Versatile Bond Portfolio at January 31, 2001, calculated by dividing the net investment income per share earned during the specified 30-day period by the net asset value per share on the last day of the period and annualizing the resulting figure, and assuming reinvestment of all dividends and distributions and deduction of all fees and expenses except the $35 one-time account start-up fee, was 5.11%.

PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.

Management’s Discussion and Analysis
Permanent Portfolio
The Permanent Portfolio’s investment objective is to preserve and increase the purchasing power of its shares over the long term. The Portfolio invests fixed target percentages of its net assets in gold, silver, Swiss franc assets, stocks of real estate and natural resource companies, aggressive growth stocks and dollar assets such as United States Treasury securities. The increase in value of long-term United States Treasury securities, coupled with higher yields earned on short and intermediate-term debt issues, as well as the rise in share prices of real estate investment trusts and natural resource companies, more than offset the weakness in gold and silver prices, U.S. growth stocks and the relative value of the Swiss franc during the year ended January 31 2001. Accordingly, the Portfolio achieved a total return of 8.91% during the year then ended as compared to an annualized inflation rate of 3.70% during the same period.

Treasury Bill Portfolio
The Treasury Bill Portfolio’s investment objective is to achieve high current income, consistent with safety and liquidity of principal. It invests in short-term United States Treasury securities. The Portfolio achieved a total return of 5.10% and maintained an average maturity of between 60 and 90 days throughout the year ended January 31, 2001. This return was consistent with other money market funds that invest primarily in short-term United States Treasury securities.

Versatile Bond Portfolio
The Versatile Bond Portfolio’s investment objective is to achieve high current income while limiting risk to principal. It invests in a diversified portfolio of short-term corporate bonds rated “A” or higher by Standard & Poor’s. The Portfolio achieved a total return of 6.58% while maintaining an average maturity of between 270 and 450 days throughout the year ended January 31, 2001. This return was consistent with other mutual funds that invest primarily in corporate bonds of similar safety, liquidity and maturity.

Aggressive Growth Portfolio
The Aggressive Growth Portfolio’s investment objective is to achieve high long-term appreciation. It is fully invested at all times in a diversified portfolio of domestic stocks and stock warrants selected for high profit potential. The Portfolio achieved a total return of 10.05% during the year ended January 31, 2001, as compared to 1.10% for the Dow Jones Industrial Average and (.90)% for the Standard & Poor’s 500 Stock Index during the same period.

This page intentionally left blank.

INVESTMENT ADVISER
World Money Managers Terry Coxon, General Partner 625 Second Street Petaluma, California 94952

CONSULTANTS TO THE FUND
Harry Browne Douglas Casey

TRANSFER AGENT
J. P. Morgan Investor Services Co. P.O. Box 2798 Boston, Massachusetts 02208 (for overnight delivery services, 73 Tremont Street Boston, Massachusetts 02108) (800) 341-8900 In Mass. (617) 557-8000

CUSTODIAN
State Street Bank and Trust Company Boston, Massachusetts 02105

INDEPENDENT AUDITORS
Tait, Weller & Baker Eight Penn Center Plaza Philadelphia, Pennsylvania 19103

INVESTOR’S INFORMATION OFFICE	ANNUAL REPORT January 31, 2001
P.O. Box 5847 Austin, Texas 78763 (800) 531-5142 Nationwide Local (254) 527-3102